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                                                                    Exhibit 15.1


May 12, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Commissioners:

We are aware that our report dated May 12, 1999 on our review of interim financial information of AirTouch Communications, Inc. for the quarter ended March 31, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Registration Statements on Form S-8 (Nos. 33-57077, 33-57081, 33-57083, 33-64553, 333-10389,
333-17891, 333-36339, 333-50541, and 333-67035) and the Prospectuses
constituting part of the Registration Statements on Form S-3 (Nos. 33-62787 and 333-56645).



Yours very truly,



/s/  PRICEWATERHOUSECOOPERS LLP